CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of July 24, 2017 (the “Agreement”) by and between Peach Management LLC, a limited liability company organized under the laws of the Commonwealth of Puerto Rico (the “Consultant”) and Pollex, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company desires to engage Consultant as a consultant and in connection therewith to provide certain consulting services related to the Company’s business and intellectual property and Consultant is willing to be engaged by the Company as a consultant and to provide such services, on the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1. Consulting. The Company hereby retains Consultant, and Consultant hereby agrees to make himself available as a consultant to the Company, upon the terms and subject to the conditions contained herein.

2.       Duties of Consultant.

(a)       The Company hereby engages Consultant to assist the Company with introductions to investor relation firms (each, an “IR Firm” and, collectively, the “IR Firms”) located within and outside the United States to develop and implement capital markets messaging reflected in press releases, shareholder letters, PowerPoint presentations, social media and traditional media (the “Services”) during the Term (as defined below). Notwithstanding the foregoing, the Services shall not (unless the Consultant is appropriately licensed, registered or there is an exemption available from such licensing or registration) include, directly or indirectly any activities which require the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

(b) The parties hereto acknowledge and agree that the Services to be provided are in the nature of advisory services only, and Consultant shall have no responsibility or obligation for execution of the Company’s business or any aspect thereof nor shall Consultant have any ability to obligate or bind the Company in any respect. Consultant shall have control over the time, method and manner of performing the Services.

(c) The Company further acknowledges and agrees that, upon receipt of $2,250,000 (the “PIPE Proceeds”) in connection with that certain private placement offering of the Company’s securities, the Company agrees to set aside $250,000 of the PIPE Proceeds (the “IR Budget”) to be designated for use towards the engagement of an IR Firm of Consultant’s choosing.

3.       Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date hereof (the “Effective Date”) and shall continue for a period of 24 months (the “Term”) and shall be automatically renewed for successive one (1) year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least 30 days prior to the expiration of the initial term or any renewal term of this Agreement.

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4.       Compensation. In consideration of the Services to be rendered by Consultant hereunder, the Company agrees to issue warrants to purchase up to 1,100,000 shares of the Company’s common stock in (the “Warrants”). The Warrants shall have a term of three (3) years with an exercise price equal to $0.08 per share. The parties hereto acknowledge and agree that upon payment of the full exercise price by Consultant and receipt by the Company of $88,000 (the “Warrant Proceeds”), the Company hereby agrees to use the Warrant Proceeds towards the engagement of an IR Firm of Consultant’s choosing.

5.       Representations and Warranties of the Consultant. This Agreement and the issuance of the Securities hereunder is made by the Company in reliance upon the express representations and warranties of the Consultant, which by acceptance hereof the Consultant confirms that:

(a) The Securities issued to the Consultant pursuant to this Agreement are being acquired by the Consultant for his own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Securities. It is understood that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of exemption from the registration provisions of the Securities Act which depends, among other things, upon the bona fide nature of his representations as expressed herein;

(b) The Securities must be held by the Consultant indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities laws, or an exemption from such registration is available. The Company is under no obligation to register the Securities or to make available any such exemption;

(c) Consultant further represents no consent, approval or agreement of any individual or entity is required to be obtained by the Consultant in connection with the execution and performance by the Consultant of this Agreement or the execution and performance by the Consultant of any agreements, instruments or other obligations entered into in connection with this Agreement;

(d) Consultant is able to bear the economic risk of an investment in the Securities.

(e) The Consultant is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

6.       [RESERVED]

7.        Termination. Following the Term, either party may, in its discretion and at its option terminate this Agreement at any time upon thirty (30) days’ written notice to the other party, provided, however, the provisions providing compensation to Consultant, as well as Section 4, 6, 7, 8, and 16, shall survive such termination.

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8.       Confidential Information. Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that he will not, unless expressly authorized in writing by the Company, at any time during the Term (or any renewal Term) use any Confidential Information or divulge or disclose any Confidential Information to any person or entity except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Confidential Information or divulge or disclose any Confidential Information to any person or entity, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order Consultant to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Term (or any renewal Term) shall remain the property of the Company. Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

9.       Independent Contractor. It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

10.       Conflict of Interest. The Consultant covenants to the Company that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement. Consultant has fully disclosed to Company and Company acknowledges Consultant is wholly-owned and controlled by a Director of the Company.

11.       Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

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12.       Binding Effect; Benefits. The Consultant may not assign his rights hereunder without the prior written consent of the Company, and any such attempted assignment without such consent shall be null and void and without effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

13.       Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to :	Pollex, Inc.
Attn: Dr. Ung Gyu Kim, President & CEO
4th Fl, 15-14, Samsan-ro, 308beon-gil, Nam-gu
Ulsan, Republic of Korea, 44715

If to the Consultant, to:	Peach Management, LLC
Attn: Christian Briggs, Managing Member
425 Carr 693, Suite 1
PMB 367
Dorado, Puerto Rico

14.       Entire Agreement; Amendments. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

15.       Severability. The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

16.       Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits himself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration pursuant to the clause set forth in Paragraph 4 below. The place of mediation/arbitration shall be New York, New York. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

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a.	Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested.
b.	The parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals and in scheduling the mediation proceedings. The parties agree that they will participate in the mediation in good faith and that they will share equally in its costs.
c.	All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.
d.	Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or at any time following 45 days from the date of filing the written request for mediation, whichever occurs first (“Earliest Initiation Date”). The mediation may continue after the commencement of arbitration if the parties so desire.
e.	At no time prior to the Earliest Initiation Date shall either side initiate an arbitration or litigation related to this Agreement except to pursue a provisional remedy that is authorized by law or by JAMS Rules or by agreement of the parties. However, this limitation is inapplicable to a party if the other party refuses to comply with the requirements of Paragraph b above.
f.	All applicable statutes of limitation and defenses based upon the passage of time shall be tolled until 15 days after the Earliest Initiation Date. The parties will take such action, if any, required to effectuate such tolling.

17.       Headings. The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

18.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

POLLEX, INC.

By:
Name:	Dr. Ung Gyu Kim
Title:	President & CEO

CONSULTANT:

PEACH MANAGEMENT LLC

By:
Name:	Christian Briggs
Title:	Managing Member

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